Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2007 on the consolidated financial statements of Valley Forge Composite Technologies, Inc. for the year ended December 31, 2006 included herein on Amendment No. 3 to the registration statement of Valley Forge Composite Technologies, Inc. on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Co., LLP

SHERB & COMPANY, LLP
Boca Raton, Florida
May 3, 2007